Company Registration No. 280093 (Republic of Ireland)

PARTNER AIR PUBLIC LIMITED COMPANY

DIRECTORS' REPORT AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000

PARTNER AIR PUBLIC LIMITED COMPANY

COMPANY INFORMATION
____________________________________________________________________________________________________________

Directors	J.C. Brannam L.J. Willis H L Kuhnen
Secretary	L.J. Willis
Company number	280093
Registered office	First Floor 17 Dame Street Dublin 2 Ireland
Auditors	Chandler Backer & Co. Filton House Clifton St Peter Port Guernsey GY1 4BH


PARTNER AIR PUBLIC LIMITED COMPANY

CONTENTS

_________________________________________________________________________________________________________

Page
Directors' report	1 ¯ 2
Auditors' report	3
Profit and loss account	4
Balance sheet	5
Cash flow statement	6
Notes to the cash flow statement	7
Notes to the financial statements	8 ¯ 12

_________________________________________________________________________________________________________


PARTNER AIR PUBLIC LIMITED COMPANY

DIRECTORS' REPORT

FOR THE YEAR ENDED 31 DECEMBER 2000

_________________________________________________________________________________________________________

The directors present their report and financial statements for the year ended 31 December 2000.

Principal activities and review of the business
The company was incorporated on 10 February 1998.

The principal activity of the company is the provision of small corporate aeroplanes on a timeshare and hire basis

Results and dividends
The results for the year are set out on page 4.

It is proposed that the retained loss of DMK1,550,250 is transferred to reserves.

Directors
The following directors have held office since 1 January 2000:

J.C. Brannam
L.J. Willis
H L Kuhnen

Directors' interests

Ordinary Shares of IRL£1.00 each
	31 December 2000	1 January 2000
J.C. Brannam	-	-
L.J. Willis	-	-
H L Kuhnen	-	-

Auditors

In accordance with the Companies Act 1963, Section 160(2), Chandler Backer & Co. continue in office as auditors of the company.


_________________________________________________________________________________________________________

PARTNER AIR PUBLIC LIMITED COMPANY
DIRECTORS' REPORT
FOR THE YEAR ENDED 31 DECEMBER 1999

_________________________________________________________________________________________________________

Directors' responsibilities
Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:
-select suitable accounting policies and then apply them consistently;
- make judgements and estimates that are reasonable and prudent;
- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;
- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1963 to 2001. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

By order of the board

/s/J.C. Brannam	/s/H L Kuhnen
Director	Director


PARTNER AIR PUBLIC LIMITED COMPANY

AUDITORS' REPORT
TO THE SHAREHOLDERS OF PARTNER AIR PUBLIC LIMITED COMPANY

_________________________________________________________________________________________________________

We have audited the financial statements on pages 4 to 12 which have been prepared under the historical cost convention and the accounting policies set out on page 8.

Respective responsibilities of directors and auditors
As described on page 2 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion
We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion
In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31
December 2000 and of its loss for the year then ended and have been properly prepared in accordance with the Companies Acts 1963 to 2001.

We have obtained all the information and explanations we consider necessary for the purposes of our audit. In our opinion, proper books of account have been kept by the company. The financial statements are in agreement with the books of account.

In our opinion, the information given in the directors' report on pages 1 to 2 is consistent with the financial statements.

The net assets of the company, as stated in the balance sheet on page 5, are more than half of the amount of its called up share capital and, in our opinion, on that basis there did not exist at 31 December 2000 a financial situation which, under Section 40(1) of the Companies (Amendment) Act 1983, would require the convening of an extraordinary general meeting of the company.

/s/Chandler Backer & Co.	11 March 2002
Chartered Certified Accountants Registered Auditor	Filton House Clifton St Peter Port Guernsey GY1 4BH


PARTNER AIR PUBLIC LIMITED COMPANY

PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 2000

_________________________________________________________________________________________________________

	Notes	2000 DMK	1999 DMK
Turnover		195,850	-
Administrative expenses		(1,573,052) __________	(4,461,640) __________
Operating loss	2	(1,377,202)	(4,461,640)
Other interest receivable and similar income	3	2,425	1,314
Interest payable and similar charges	4	(175,473) __________	(58,267) __________
(Loss)/profit on ordinary activities before taxation		(1,550,250)	(4,518,593)
Tax on (loss)/profit on ordinary activities	5	- __________	- __________
(Loss)/profit on ordinary activities after taxation	11	(1,550,250) ===========	(4,518,593) ==========

The profit and loss account has been prepared on the basis that all operations are continuing operations.

There are no recognised gains and losses other than those passing through the profit and loss account.

Approved by the Board on 6 March 2002

/s/J.C. Brannam	/s/H L Kuhnen
Director	Director


PARTNER AIR PUBLIC LIMITED COMPANY

BALANCE SHEET
AS AT 31 DECEMBER 2000

_________________________________________________________________________________________________________

		2000		1999
	Notes	DMK	DMK	DMK	DMK
Fixed assets
Tangible assets	6		2,709,000		2,859,500
Current assets
Debtors	7	2,332,034		2,182,911
Cash at bank and in hand		10,538 __________ 2,342,572		314,161 __________ 2,497,072
Creditors: amounts falling due within one year	8	(685,028) __________		(312,151) __________
Net current assets			1,657,544 __________		2,184,921 __________
Total assets less current liabilities			4,366,544		5,044,421
Creditors: amounts falling due after more than one year	9		(1,330,122) __________		(1,580,310) __________
			3,036,422 ===========		3,464,111 ===========
Capital and reserves
Called up share capital	10		4,080,873		3,773,354
Share premium account	11		4,919,186		4,104,144
Profit and loss account	11		(5,963,637) __________		(4,413,387) __________
Shareholders' funds - equity interests	12		3,036,422 ===========		3,464,111 ===========

Approved by the Board on 6 March 2002

/s/J.C. Brannam	/s/H L Kuhnen
Director	Director


PARTNER AIR PUBLIC LIMITED COMPANY

CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2000

_________________________________________________________________________________________________________

		2000 DMK		1999 DMK
Net cash outflow from operating activities		(888,609)		(1,599,438)
Returns on investments and servicing of finance
Interest received	2,425		1,314
Interest paid	-		(228)
Interest element of finance lease rentals	(175,473) __________		(58,039) __________
Net cash (outflow)/inflow for returns on investments and servicing of finance		(173,048)		(56,953)
		__________		__________
Net cash outflow before management of liquid resources and financing		(1,061,657)		(3,989,583)
Financing
Issue of ordinary share capital	1,123,561		3,391,226
Capital element of finance lease contracts	(471,882) __________		(1,421,339) __________
Net cash inflow from financing		651,679 __________		1,969,887 __________
Increase in cash in the year		(303,623) ==========		313,496 ==========


PARTNER AIR PUBLIC LIMITED COMPANY

NOTES TO THE CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2000

_________________________________________________________________________________________________________

1	Reconciliation of operating loss to net cash (outflow)/inflow from operating activities			2000	1999
	Operating loss			(1,377,202)	(4,461,640)
	Depreciation of tangible assets			150,500	150,500
	Profit on disposal of tangible assets			-	(36,710)
	(Increase)/decrease in debtors			(172,732)	2,069,277
	Increase/(decrease) in creditors within one year			357,001	41,303
	Net effect of foreign exchange differences			134,742	259,514
	Other non cash items			19,082 __________	378,318 __________
	Net cash (outflow)/inflow from operating activities			(888,609) ==========	(1,599,438) ==========
2	Analysis of net (debt)/funds	1 January 2000	Cash flow	Other non- cash changes	31 December 2000
		DMK	DMK	DMK	DMK
	Net cash:
	Cash at bank and in hand	314,161 __________	(303,623) __________	- __________	10,538 __________
	Debt:
	Finance leases	(1,814,430) __________	234,312 __________	- __________	(1,580,118) __________
	Net (debt)	(1,500,269) ==========	(69,311) ==========	- ==========	(1,569,580) ==========
3	Reconciliation of net cash flow to movement in net (debt)/funds			2000 DMK	1999 DMK
	(Decrase)/Increase in cash in the year			(303,623)	313,496
	Cash outflow/(inflow) from decrease/(increase) in debt and lease financing			234,312 __________	(1,814,430) __________
	Movement in net (debt)/funds in the year			(69,311)	(1,500,934)
	Opening net (debt)/funds			(1,500,269) __________	665 __________
	Closing net (debt)/funds			(1,569,580) ==========	(1,500,269) ==========